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                                                                 Exhibit (h)(33)



                     Nicholas-Applegate Institutional Funds
                          600 West Broadway, 30th Floor
                           San Diego, California 92101



                                 February 6, 2004


Nicholas-Applegate Capital Management
600 West Broadway, 29th Floor
San Diego, California 92101

Ladies and Gentlemen:

This will confirm our agreement pursuant to which Nicholas-Applegate Capital Management (the "Adviser") will waive its fees and absorb other operating expenses of the various series of the Nicholas-Applegate Institutional Funds (to the extent not paid for by directed brokerage and other offset arrangements) so that total operating expenses (excluding taxes, interest, brokerage, the expenses incurred from the creation and operation of the Mauritius entity and extraordinary expenses) do not exceed the percentages set forth on the following pages through March 31, 2005.

                                            Very truly yours,



                                            -----------------------
                                            Deborah A. Wussow
                                            Assistant Secretary



AGREED:
Nicholas-Applegate Capital Management


By:     ____________________________
         Charles H. Field, Jr.
         Deputy General Counsel


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
                        Fund                     Share Class             Expense Limitation
U.S. Large Cap Select Growth                          I                         1.12%
U.S. Large Cap Select Growth                         II                         1.02%
U.S. Large Cap Select Growth                         III                        0.92%
U.S. Large Cap Select Growth                         IV                         0.82%
U.S. Large Cap Select Growth                          R                         1.37%
U.S. Large Cap Value                                  I                         0.81%
U.S. Large Cap Value                                 II                         0.71%
U.S. Large Cap Value                                 III                        0.61%
U.S. Large Cap Value                                 IV                         0.56%
U.S. Large Cap Value                                  R                         1.06%
U.S. Equity Growth                                    I                         1.23%
U.S. Equity Growth                                   II                         1.18%
U.S. Equity Growth                                   III                        1.13%
U.S. Equity Growth                                   IV                         1.08%
U.S. Systematic SMID Growth                           I                         1.33%
U.S. Systematic SMID Growth                          II                         1.23%
U.S. Systematic SMID Growth                          III                        1.18%
U.S. Systematic SMID Growth                          IV                         1.13%
U.S. Systematic SMID Growth                           R                         1.58%
U.S  Emerging Growth                                  I                         1.48%
U.S. Emerging Growth                                  R                         1.73%
U.S. Mini Cap Growth                                  I                         1.56%
U.S. High Yield Bond                                  I                         0.63%
U.S. High Yield Bond                                 II                         0.58%
U.S. High Yield Bond                                 III                        0.53%
U.S. High Yield Bond                                 IV                         0.48%
U.S. High Yield Bond                                  R                         0.88%
U.S. Convertible                                      I                         1.02%
U.S. Convertible                                     II                         0.92%
U.S. Convertible                                     III                        0.87%
U.S. Convertible                                     IV                         0.82%
U.S. Small Cap Value                                  I                         1.30%
U.S. Small Cap Value                                 II                         1.20%
U.S. Small Cap Value                                  R                         1.55%
International Growth                                  I                         1.41%
International Growth                                 II                         1.26%
International Growth                                 III                        1.16%
International Growth                                 IV                         1.01%
International Growth                                  V                         0.91%
International Growth                                  R                         1.66%
International Growth Opportunities                    I                         1.56%
International Growth Opportunities                   II                         1.41%
International Growth Opportunities                   III                        1.36%
International Growth Opportunities                   IV                         1.31%
International Growth Opportunities                    V                         1.26%
Global Select                                         I                         1.16%

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
                        Fund                     Share Class             Expense Limitation
Global Select                                        II                         1.11%
Global Select                                        III                        1.06%
Global Select                                        IV                         1.01%
Global Select                                         R                         1.41%
International Systematic                              I                         1.39%
International Systematic                             II                         1.24%
International Systematic                             III                        1.14%
International Systematic                             IV                         1.04%
International Systematic                              R                         1.64%
Emerging Countries                                    I                         1.65%
Emerging Countries                                   II                         1.50%
Emerging Countries                                   III                        1.40%
Emerging Countries                                   IV                         1.30%
Emerging Countries                                    V                         1.25%
Emerging Countries                                    R                         1.90%
Emerging Markets Opportunities                        I                         1.75%
Emerging Markets Opportunities                       II                         1.60%
Emerging Markets Opportunities                      III                         1.45%
Emerging Markets Opportunities                       IV                         1.35%
Emerging Markets Opportunities                        R                         2.00%